Exhibit 99.1
LogMeIn Announces Second Quarter 2009 Results
Reports 58% Year-over-Year Revenue Growth, Net Income of $2.3M and Non-GAAP Net Income of
$3.1M
Woburn, Mass., August 5, 2009 — LogMeIn, Inc. (Nasdaq: LOGM), a provider of on-demand, remote-connectivity solutions, today announced its second quarter and six-month results for the period ended June 30, 2009.
For the second quarter of 2009, LogMeIn reported total revenue of $18.0 million, an increase of 58% over $11.4 million in total revenue reported in the second quarter of 2008. Net income for the second quarter of 2009 increased to $2.3 million from a net loss of $3.0 million in the second quarter of 2008. Net income attributable to common shareholders for the second quarter of 2009 increased to $0.10 per diluted share from a net loss attributable to common shareholders of $0.92 per diluted share in the second quarter of 2008.
Non-GAAP net income for the second quarter of 2009 increased to $3.1 million, or $0.17 per diluted share, from a non-GAAP net loss of $2.1 million for the comparable period in 2008. Non-GAAP net income excludes $186,000 in amortization of intangibles and $606,000 in stock compensation expense for the second quarter of 2009 and $186,000 in amortization of intangibles and $749,000 of stock compensation expense for the second quarter of 2008. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used above is included in this release.
“We are pleased to report successful financial results in our first earnings press release as a public company,” commented Michael Simon, President and CEO of LogMeIn, Inc. “Our revenue, operating and net income growth in the second quarter and year to date demonstrate continued effectiveness of our business and customer acquisition model. Despite the current economic environment, we continued our revenue growth and attracted more than 12,000 new, net premium customers in the second quarter, bringing our total premium customer count at the end of the second quarter to more than 200,000.”
LogMeIn generated $5.0 million in operating cash flow in the second quarter of 2009 as compared to operating cash flow of $854,000 generated in the same period of the prior year. The Company closed the second quarter of 2009 with cash and cash equivalents of $30.1 million. Additionally, following the close of the second quarter, the Company completed its initial public offering and generated $83.0 million in net proceeds.
Simon added, “The completion of our initial public offering was an important milestone for us, and we believe we are well positioned for continued growth and market leadership. Our financial performance and balance sheet allow us to continue to invest in creating IT solutions for our customers to support their remote computing needs. For example, during the second quarter we released enhancements to our LogMeIn solutions that help global IT organizations and service providers more effectively respond to and support their increasingly mobile workforce. Additionally, during the quarter we continued to expand our solutions for small and medium businesses with beta version releases of LogMeIn Central, LogMeIn Pro2 and LogMeIn Hamachi2.”
For the six months ended June 30, 2009, LogMeIn reported total revenue of $35.2 million, an increase of 65% over $21.3 million in revenue reported in the comparable period of 2008. Net income for the first six months of 2009 improved to $4.5 million from a net loss of $6.7 million in the comparable period of 2008. Net income attributable to common shareholders for the first six months of 2009 increased to $0.20 per diluted share from a net loss attributable to common shareholders of $2.00 per diluted share in the comparable period of 2008.
Non-GAAP net income for the first six months of 2009 increased to $6.1 million, or $0.34 per diluted share, from a non-GAAP net loss of $4.9 million for the comparable period in 2008. Non-GAAP net income excludes $372,000 in amortization of intangibles and $1.2 million in stock compensation expense for the first six months of 2009 and $372,000 in amortization of intangibles and $1.3 million of stock compensation expense for the comparable period of 2008. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used above is included in this release.
Business Outlook
Based on information available as of August 5, 2009, LogMeIn is issuing guidance for the third quarter and full year 2009 as follows:
Third Quarter 2009: The Company expects third quarter revenue to be in the range of $18.5 million to $18.8 million.
Non-GAAP net income is expected to be in the range of $2.4 million to $2.7 million and non-GAAP net income per diluted share to be in the range of $0.10 to $0.11. Non-GAAP net income excludes an estimated $186,000 in amortization of intangibles and $1.0 million in stock compensation expense.
Net income per diluted share calculations for the third quarter of 2009 are based on estimated fully-diluted weighted average shares outstanding of 24.5 million shares.
Full Year 2009: The Company expects full year 2009 revenue to be in the range of $73.2 million to $73.8 million.
Non-GAAP net income is expected to be in the range of $10.9 million to $11.5 million and non-GAAP net income per diluted share to be in the range of $0.51 to $0.54. Non-GAAP net income excludes an estimated $2.9 million in stock compensation expense and $744,000 in amortization of intangibles.
Net income per diluted share calculations for the full year 2009 are based on estimated fully-diluted weighted average shares outstanding of 21.3 million shares which includes all of the outstanding preferred stock on an as converted basis for the full year.
Conference Call Information for Today, Wednesday, August 5, 2009
LogMeIn will host a corresponding conference call and live webcast at 5:00 p.m. Eastern Time today. To access the conference call, dial 1-877-941-8416 (for the U.S. and Canada) or 1-480-629-9808 (for international callers). A live webcast will be available on the Investor Relations section of the Company’s corporate website at www.LogMeIn.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 7:00 p.m. Eastern Time on August 5, 2009 until 11:59 pm. Eastern Time on August 12, 2009, by dialing 1-800-406-7325 (for the U.S. and Canada) or 1-303-590-3030 (for international callers) and entering passcode 4117512#.
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures: Non-GAAP operating income, Non-GAAP net income and Non-GAAP net income per share. Non-GAAP operating income excludes the amortization of intangibles and stock compensation expense. Non-GAAP net income and Non-GAAP net income per share exclude the amortization of intangibles, stock compensation expense and expenses related to the accretion of redeemable preferred convertible stock. LogMeIn believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to LogMeIn’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
LogMeIn does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. LogMeIn urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.
Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included in this release.

About LogMeIn, Inc.
LogMeIn is a leading provider of on-demand, remote-connectivity solutions to mobile operators, handset OEMs, small and medium businesses, IT service providers and consumers. LogMeIn products are deployed on demand and are accessible through a Web browser. The LogMeIn family includes LogMeIn Pro®, LogMeIn® Ignition™, LogMeIn Rescue®, LogMeIn IT Reach®, LogMeIn Backup®, RemotelyAnywhere®, LogMeIn Free® and LogMeIn Hamachi®. LogMeIn is based near Boston in Woburn, Massachusetts, with offices in Australia, Hungary and the Netherlands. www.LogMeIn.com
Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the the value and effectiveness of the Company’s products, the introduction of product enhancements or additional products, the Company’s growth and market leadership and the Company’s financial guidance for the third quarter of 2009 and full year 2009. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of our management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond LogMeIn’s control. LogMeIn’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, dependence on the remote support and software market, customer adoption of the Company’s solutions, the Company’s ability to attract new customers and retain existing customers, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, failure to renew or early termination of the Company’s agreements with Intel Corporation, intellectual property litigation, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the Company’s ability to develop and introduce new products and add-ons or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in LogMeIn other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent LogMeIn’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. LogMeIn undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing LogMeIn’s views as of any date subsequent to the date of this press release.
Contact Information:
Investors
Erica Abrams, Brinlea Johnson, or Matthew Hunt
Blueshirt Group
415-217-5864, 212-551-1453, 415-489-2194
erica@blueshirtgroup.com
brinlea@blueshirtgroup.com
matt@blueshirtgroup.com
Press
Trip Kucera
LogMeIn, Inc.
781-897-0696
Press@LogMeIn.com

LogMeIn, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
Revenue	$11,422	$18,007	$21,341	$35,204
Cost of revenue	1,373	1,853	2,716	3,598

Gross profit	10,049	16,154	18,625	31,606

Operating expenses
Research and development	3,131	2,904	5,706	5,908
Sales and marketing	7,987	8,874	15,541	17,319
General and administrative	1,668	1,787	3,269	3,442
Legal settlement	150	—	600	—
Amortization of acquired intangibles	82	82	164	164

Total operating expenses	13,018	13,647	25,280	26,833

Income (loss) from operations	(2,969)	2,507	(6,655)	4,773

Interest income, net	56	8	140	24
Other expense	(90)	(100)	(85)	(160)

Income (loss) before provision for income taxes	(3,003)	2,415	(6,600)	4,637
Provision for income taxes	(8)	(75)	(54)	(164)

Net income (loss)	(3,011)	2,340	(6,654)	4,473

Accretion of redeemable convertible preferred stock	(587)	(631)	(1,174)	(1,262)

Net income (loss) attributable to common stockholders	$(3,598)	$1,709	$(7,828)	$3,211

Net income (loss) attributable to common stockholders per share: basic and diluted	$(0.92)	$0.10	$(2.00)	$0.20
Weighted average shares outstanding used in computing per share amounts: basic and diluted	3,924,071	4,022,388	3,910,819	4,005,007
Calculation of Non-GAAP Operating Income, Non-GAAP Net Income (loss) and Non-GAAP Net Income (loss) per share (unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
GAAP Income (loss) from operations	$(2,969)	$2,507	$(6,655)	$4,773

Add Back:
Amortization of intangibles included in cost of revenue	104	104	208	208
Amortization of intangibles included in operating expense	82	82	164	164
Stock-based compensation expense	749	606	1,348	1,214

Non-GAAP Operating income (loss)	(2,034)	3,299	(4,935)	6,359

Other (expense) income	(34)	(92)	55	(136)

Non-GAAP Income (loss) before provision for income taxes	(2,068)	3,207	(4,880)	6,223

Provision for income taxes	(8)	(75)	(54)	(164)

Non-GAAP Net income (loss)	$(2,076)	$3,132	$(4,934)	$6,059

Non-GAAP Diluted net income (loss) per share:		$0.17		$0.34
Diluted weighted average shares outstanding used in computing per share amounts:		18,090,295		18,041,298
Stock-Based Compensation Expense (unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
Stock-based compensation expense:
Cost of revenue	$16	$15	$29	$29
Research and development	98	95	199	176
Sales and marketing	242	238	449	458
General and administrative	393	258	671	551

Total stock based-compensation	$749	$606	$1,348	$1,214

LogMeIn, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In thousands)

	December 31,	June 30,
	2008	2009
ASSETS
Current assets:
Cash and cash equivalents	$22,913	$30,116
Accounts receivable, net	4,701	5,193
Prepaid expenses and other current assets	1,665	1,873

Total current assets	29,279	37,182
Property and equipment, net	4,000	5,052
Restricted cash	592	587
Acquired intangibles, net	1,494	1,122
Goodwill	615	615
Deferred offering costs	1,412	2,552
Other assets	23	45

Total assets	$37,415	$47,155

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,505	$1,698
Accrued liabilities	5,198	6,556
Deferred revenue, current portion	25,257	27,688

Total current liabilities	31,960	35,942
Deferred revenue, net of current portion	3,101	2,860
Other long-term liabilities	130	385

Total liabilities	35,191	39,187

Commitments and contingencies
Redeemable convertible preferred stock:
Series A	12,501	12,991
Series B	11,629	12,013
Series B-1	10,713	11,101

Total redeemable convertible preferred stock	34,843	36,105

Stockholders’ deficit:
Common stock	40	40
Additional paid-in capital	311	278
Accumulated deficit	(32,980)	(28,507)
Accumulated other comprehensive income	10	52

Total stockholders’ deficit	(32,619)	(28,137)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$37,415	$47,155

LogMeIn, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
Cash flows from operating activities
Net income (loss)	$(3,011)	$2,340	$(6,654)	$4,473
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities
Depreciation and amortization	534	759	1,035	1,478
Provision for bad debts	24	40	39	55
Deferred income tax expense	4	4	8	8
Stock-based compensation	749	606	1,348	1,214
Discount on note payable	26	—	51	—
Changes in assets and liabilities:
Accounts receivable	(903)	(1,184)	(289)	(548)
Prepaid expenses and other current assets	895	(434)	(659)	(207)
Other assets	—	(27)	(7)	(23)
Accounts payable	(612)	16	(598)	(62)
Accrued liabilities	67	1,062	1,425	543
Deferred revenue	3,077	1,539	6,010	2,190
Other long-term liabilities	4	244	53	247

Net cash provided by operating activities	854	4,965	1,762	9,368

Cash flows from investing activities
Purchases of property and equipment	(328)	(1,906)	(1,343)	(2,113)
Increase in restricted cash and deposits	—	(1)	(180)	(1)

Net cash used in investing activities	(328)	(1,907)	(1,523)	(2,114)

Cash flows from financing activities
Proceeds from issuance of common stock	38	17	51	67
Payments of issuance costs for proposed initial public offering of common stock	(136)	(164)	(767)	(166)

Net cash used in financing activities	(98)	(147)	(716)	(99)

Effect of exchange rate changes on cash and cash equivalents and restricted cash	33	126	85	48

Net increase (decrease) in cash and cash equivalents	461	3,037	(392)	7,203
Cash and cash equivalents, beginning of period	17,823	27,079	18,676	22,913

Cash and cash equivalents, end of period	$18,284	$30,116	$18,284	$30,116

Supplemental disclosure of cash flow information
Cash paid for interest	$—	$—	$4	$1
Noncash investing and financing activities
Purchases of property and equipment included in accounts payable and accrued liabilities	$802	$(434)	$1,004	$264
Accretion of reedemable convertible preferred stock	$587	$631	$1,174	$1,262
Deferred stock offering costs	$59	$914	$142	$1,111